UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest): December 24, 2021

Commission File Number: 000-55986

BOTS, INC.

(Exact name of registrant as specified in charter)

Puerto Rico	27-4439285
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1064 Ave Ponce De Leon, Suite 200, San Juan, PR	00907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (929) 205-8277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a)Resignation of Oleksandr Gordieiev

On December 24, 2021, Prof. Oleksandr Gordieiev resigned as Chief Executive Officer of BOTS, Inc. (the “Company”) effective immediately, to pursue other interests. Further, the Agreement between the Company and Mr. Gordieiev was terminated. There were no disagreements between Mr. Gordieiev and the Company.

b)Appointment of Simon Rubin

On December 24, 2021, the Board of Directors of the Company appointed Simon Rubin as an Interim CEO of the Company, effective immediately.

Simon Rubin serves as the Chairman of the Board of Directors of BOTS, Inc. since July 21, 2020. He also serves as the Chairman of the Board of Directors of First Bitcoin Capital. Mr. Rubin is a serial entrepreneur with a background in programming and web design. He also has years of experience in health care equipment management. Simon is an avid crypto currency enthusiast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTS, INC.

Date: December 30, 2021	By:	/s/ Simon Rubin
Simon Rubin, Interim CEO